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                                    CONTRACT

CONTRACT NUMBER: SELLER/KIWA0085/07/2006/UREA DATED JULY 28, 2006

THIS AGREEMENT CONTRACT IS FOR THE SALE AND PURCHASE OF KIWA YI MU LING PRODUCTS AND PRILLED UREA 46 % N AGRICULTURAL GRADE

BETWEEN

SELLER:         KIWA BIO-TECH PRODUCTS GROUP LTD
                ROOM 4410, 44/F.,
                CHINA RESOURCES BUILDING
                NO. 26 HARBOUR ROAD, HONG KONG

                CONTACT PERSON:    WEI LI
                TEL:               (852)2389 2367
                FAX:               (852)2341 2909
                EMAIL:             WADEWEILI@KIWABIOTECH.COM


(Hereinafter known as Seller)


AND


BUYER:          CHINA HUA YANG RONEO CORPORATION
                NO.67, JIN BAO ST., DONG CHENG DISTRICT,
                BEIJING 100005 CHINA

                CONTACT PERSON:    JIEMIN NIU (HELEN)
                TEL: +86-10-65263759
                FAX:+86-10-65271005
                EMAIL:   HELENNIU@163BJ.COM




(Hereinafter known as Buyer)


WHEREAS: The Seller and Buyer each with full corporate authority, certifies, represents and warrants that each can fulfill the requirements of this agreement and respectively provide the products and the funds referred herein in time and under the terms agreed to hereafter.

WHEREAS: The Seller Hereby agrees and makes an irrevocable and firm contract to deliver TWO HUNDRED THOUSAND METRIC TONS (1,000 MT +/- 5%) of KIWA YI MU LING PRODUCTS AND TWO Hundred Thousand Metric Tons (200,000MT+/- 5%) PRILLED UREA 46 % N AGRICULTURAL GRADE Cost, Insurance and Freight (CIF FO) INCOTERMS 2000.

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WHEREAS:  The Buyer Hereby agrees and makes an irrevocable  and firm contract to purchase TWO HUNDRED THOUSAND METRIC TONS (200,000 MT +/- 5%)x of PRILLED UREA 46 % N AGRICULTURAL GRADE Cost, Insurance and Freight (CIF FO) INCOTERMS 2000. The Kiwa YI MU LING products will be in other contract.

ADDENDA INTEGRAL TO THE CONTRACT:

         Addendum A: Banking Information
         Addendum B: Conditions of  Payment
         Addendum C: Procedure


1.    PRODUCT:
      UREA 46 % N SHALL CONFORM TO THE FOLLOWING SPECIFICATIONS.

      SPECIFICATION:                      46% Prilled
      Quality:                            Standard Export Quality
      Nitrogen:                           46% By Weight minimum
      Moisture                            0.5% Max Fisher / 0.3% Max Dryer
      Biuret:                             1% Max By Weight
      Anti-Caking Agent:                  Treated Against Anti-Caking
      Free Ammonia:                       160 pkt, ppm max
                                          1-4mm 90%
      Granulation:                        Lesser than 2mm 1% Greater than 3mm 4%
      Melting Point:                      132 Degrees Celsius
      Color:                              Standard White or Pure White Prilled
      Free From:                          Harmful Substances
      Radiation:                          Free from Radioactivity
                                          100% Free Flowing

2.    ORIGIN:
      Ukraine / Russian Federation / CIS or As Specified By Seller; SELLER TO NOTIFY BUYER THE PORT OF ORIGIN FOR DOCUMENTARY LETTER OF CREDIT DESIGNATION.


3.    DESTINATION / PRODUCT DISCHARGE:
      i. Within FIVE (5) days of Buyer and Seller signing the Agreement, the Buyer will advise the Seller in writing the particulars of the discharge port.
      ii. Destination shall be CIF SUBIC BAY PORT, PHILIPPINES (See Article 26 Terms and Definitions) subject to sellers receipt of all appropriate permits, permissions and licenses. The basis of delivery for the shipments shall be Twenty Five Thousand (25,000 MT).
      iii. Delivery of first shipment shall be done within Forty Five days (45) days after receipt and confirmation of an operative financial instrument acceptable to the seller and complete within the stated time.
      iv. Minimum discharge rate of 1,200 (Twelve Hundred) metric tons per WWD subject to discharge port off load capabilities.

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4.    PRODUCT DELIVERY:
      i. The dates of Bill Of Lading shall be considered the date(s) delivery.
      ii. The first delivery shall begin within forty five (45) days after the receipt and confirmation of an operative financial instrument acceptable to the seller.
      iii. The Seller reserves the right to deliver earlier than agreed in this contract giving notice to all designated parties and with the approval of the buyer.
      iv. The whole quantity of 200,000 MT (twenty Thousand Metric Tons) will be shipped in 25,000 MT v. Total shipments shall be according to shipping schedule to be mutually agreed by the Seller and Buyer. Shipments to be completed within a maximum of EIGHTEEN (18) months.
            vi. Minimum is subject to slight and reasonable variations in schedules due to customary and usual exigencies. vii. Consecutive shipments shall be shipped by delivering and receiving schedule of buyer, sent to the seller after the first shipment has left the port as indicated by the W.K. WEBSTER & CO. LTD certificate. viii.
            INCOTERMS 2000 / CIF (SEE ARTICLE 30 TERMS AND DEFINITIONS).
      ix.   The buyer and seller  agree that partial  shipments  are allowed and the buyer and seller agree that transhipments are not allowed.

5.    CONTRACTED QUANTITY:
      TWO HUNDRED THOUSAND METRIC TONS (200,000 MT) of PRILLED UREA N 46%, with value tolerance 5%, to be shipped as per schedule.

      The total quantity delivered in this contract shall be determined by the certifications of the weight issued by the inspection authority and by the Bills of Lading of the shipment that was in effect delivered to the buyer.

6.    PRODUCT WEIGHT AND QUALITY:
      The Seller guarantees that each shipment of prilled UREA 46 % N AGRICULTURAL GRADE shall be provided with an inspection certificate of weight and quality at the time of loading and such a certificate shall be provided by W.K. WEBSTER & CO., LTD. or similar recognized authority at the Buyer's expense. The Inspection Certificate issued is required for DLC negotiation.

7.    PACKING:
      The product is to be packed in net 50 kg (fifty kilograms) new Polypropylene Bags with polyethylene lining. The bags have a combined tare of 100 gm (one hundred grams) and are sufficient to ensure the safe arrival of product to destination.
      BAG MARKING - NEUTRAL ENGLISH MARK IN SEVEN LINES IN BLACK COLOUR ON ONE SIDE WITH " UREA"TO BE PRINTED IN DOUBLE SIZE OF THE OTHER LINE.
                                    UREA 46
                                PCT NITROGEN MIN
                                1 PCT BIURET MAX
                        0.5 PCT MOSITURE MAX 50 KGS NETT
                                     USE NO
                               HOOKS MADE IN XXXX.

         Bags will be labeled in English language marking net weight, validity, product and country of origin or per Buyer's instructions. 5% extra bags are supplied free of charge.

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8.    PRICE PER METRIC TON:
      ONE HUNDRED AND SEVENTY UNITED STATES DOLLARS (US$ 170/-) PER METRIC TON CIF FO SUBIC BAY PORT, PHILIPPINES.


9.    CONTRACT AMOUNT:
      UNDER THE CONTRACT, THE TOTAL VALUE OF CONTRACTED QUANTITY OF DELIVERIES IS THIRTY-FOUR MILLION UNITED STATES DOLLARS (US $34,000,000) (+/- 5%), AND IS NOT INCLUSIVE OF ANY EXTENSION OF QUANTITIES.


10.   PAYMENT TERMS:
            1) Payment of 1st order (25,000MT) make by Documentary Letter of Credit (DLC) at sight, Irrevocable, transferable, revolving, and confirmed.
            2) DLC is for FOUR MILLION TWO HUNDRED FIFTY THOUSAND U.S. DOLLARS (US$4,250,000.00) +/- 5%.

      Before the payment instrument is transferred to the Sellers Account the text of the payment instrument must be reviewed and approved by the Seller.

      Upon approval, Seller shall issue Performance Bond and Proof of Product by SWIFT, to Buyer's bank.

Please refer to ADDENDUM C: CONDITIONS OF PAYMENT & PROCEDURE

CONTRACT PROCEDURES:

      TRANSACTION PROCEDURES

      After the Contract approved and signed by the Seller and the Buyer :

      a/
      The Buyer must open an Non - Operative LC within five (5) working days to the Seller ;

      b/
      The Seller must issue 2 % Performance Bond valued to USD85,000 by L/C with the POP (Proof of Products - of which the format must be approved by the Buyer) within ten (10) working days after their Bank receives the Non - operative LC from the Buyer ;

      c/
      The LC will be activated by the 2 % Performance Bond and POP as per Item 10 b/

      d/
      The delivery will be started to proceed. Seller to nominate vessel within twelve (12) days of acceptance of Buyer's DLC, the notarized acceptance certificate of the vessel by the buyer is required for DLC negotiation.

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11.   ANTI-DUMPING CAUTION:
      The BUYER incurs the complete responsibility for observance of anti dumping norms, rules and procedures in the national market and markets of the further realization of subject of the present Contract, undertakes not to conclude transactions on these markets under prices, which are dumping, in accordance with legislation of appropriate country and international rules; and to be the only defendant to all possible anti-dumping claims and in payment of the duties, taxes and other expenses which are imposed on Goods under the present Contract, in accordance with anti dumping law of the country of import.

12.   ACCEPTANCE OF GOODS:
      Under accompanying documents mentioned in the Clause 13 (below) of this Contract.

13.   PRODUCT DOCUMENTATION PER LIFT:
      1.    Three Originals And Three Copies - Signed Commercial Invoice.
      2. Three Originals And Three Copies - Clean On Board Ocean Bill Of Lading Made Out To The Order Of Issuing Bank Marked Freight Prepaid And Notify The Applicant.
      3. Three Originals And Three Copies - Packing List Showing Gross And Net Weight And Number Of Ocean Bill Of Lading In One Originals And Three Copies - Certificate Of Origin Issued By Chamber Of Commerce of Country Of Origin.
      4. One Originals And Two Copies - Certificate Of Wt And Quality Issued By S.G.S.
      5. One original Copy - Insurance Policy / Certificate In Duplicate For 110 Pct Of The Draft, Blank Endorsed Covering Ocean Marine Transportation All Risks War Risks. (1:00) Charter Party Bill of Lading acceptable. Third Party documents acceptable.
      6. Other procedures, certificates and documentation required for DLC negotiation.

14.   PRODUCT INSURANCE:
      Insurance will be covered by the seller at his cost and expense from warehouse or Other to discharge port covering All Risks for not less than 110 percent of the invoice value according to buyers instructions.

15.   DEMURRAGE:
      The vessel's Master is to advise the Buyer's agent at port of discharge the vessel's name, date of arrival, vessel capacity, number of hatches / number of cargo chambers, quantity loaded per cargo chamber and the particulars of the vessel's readiness to effect cargo operations through all hatches.

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      The  vessel's  Master  shall  give  twenty  (20)  days and  seven (7) days provisional notice and 72, 63 and 21 hours final notice of the vessel's estimated time of arrival at port of destination to the Buyer's agent at the port of discharge. Such notices shall be effected during normal business hours and whether in berth or not.

      Lay time shall commence from 1.00 PM if vessel notices of readiness to discharge is given prior to noon and from 8.00 AM of the next working day if notice is given after noon. If the port is congested, then lay time is to commence twenty-four (24) hours after notice of readiness is given. The Buyer is responsible for the product discharge.

      The average discharge rate shall be 1,500/mt for bagged product or 6,000/mt for bulk product per weather working day of twenty-four (24) hours. If the port of discharge has a lower average discharge, the discharge rate will be adjusted according to the port's capacity. The times from 5.00 PM hours on Saturday to 08.00 hours on Monday and from
      17.00 hours on the day proceeding to 08.00 AM hours on the day succeeding any holiday are excluded even if used.

      Should the vessel be discharged at the rate less than the average, the Buyer shall pay to Seller demurrage at a rate between US $2,500 (Two Thousand Five Hundred United States Dollars and US$ 5,000 (Five Thousand United States Dollars) per running day and prorated share for any portion of any running day.

      Should the vessel discharge at a rate greater than the average, the Seller shall pay to the Buyer a compensation for speedy discharge at a rate of US$ 2,500 (Two Thousand Five Hundred United States Dollars) per running day.

      It is agreed that demurrage be settled by the vessel's Master and Buyer's shipping agent within five (5) days from the receipt of the vessel Master's Invoice.

      All taxes or levies imposed by the country of destination, having any effect on this Agreement are for Buyer's account and his sole responsibility. All taxes or levies and port dues imposed by the country of origin, having any effect on this Agreement are for the Seller's account and his sole responsibility.

      Should the vessel be required to shift from one berth for another port of discharge, then the time used shifting shall be for Buyer's account. In the event lighterage is required at the port of discharge, said expenses are for the Buyer's account.

16.   IMPORT FACILITIES, DOCUMENTS, TAXES AND FEES:
      All taxes or levies imposed by the country of import (destination) having effect on this contract are on the buyer's account and their sole responsibility. The Buyer must have all import permissions and permits in writing and a copy sent to the seller.

      Buyer bears the sole responsibility of securing all permits, licenses or any other documents required by the governments of the importing nation.

      Seller will bear no responsibility to provide such documentation. Buyer will bear all costs associated with securing such documents and will also bear all costs and penalties arising if such documents are not secured. Under no circumstances shall the seller be held liable for missing or improper documentation the buyer is required to provide. Shipping is based on INCOTERMS 2000.

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17.   FORCE MAJEURE:
      No party shall be liable for any inability to comply with the obligation inherent in this Agreement, whether wholly or in part, where such inability is due, whether directly or indirectly, to - (i) Causes beyond their reasonable control ; (ii) Acts of God ; (iii) Acts (including failure to act) of any Government Authority (dejure or de facto) ; (iv) Wars (whether declared or undeclared) ; (v) Riots, Revolution, (vi) Fire, Flood, Sabotage, Nuclear Accident, Earthquake, Storm or Epidemic ; and
      (vii) Where banks are closed by reason of Industrial Dispute or Government Intervention; and any other interruption of the Private Placement by the FED and OR Trader Group.

      In all other respects, any legal definition of a circumstance promoting a claim for Force Majeure shall consider provisions of the clause, "Force Majeure Hardship" as contained in the INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 421, which model reference clause is deemed included herein by said reference.


18.   DISPUTES AND ARBITRATION:
      All disputes and disagreements, which may arise in connection with this contract, shall be settled through friendly negotiations between the parties. Disputes and disagreements that cannot be settled through friendly negotiations between the parties shall be decided in INTERNATIONAL ARBITRATION ASSOCIATION CHAMBERS, NEW YORK by one or more arbitrators appointed in accordance with the said rules.

      In the event of any controversy or dispute arising out of this Agreement, or any resulting transaction, the parties shall first attempt to achieve an adequate settlement among themselves. If such an attempt fails, the dispute or controversy arising out of or relating to this Agreement or its interpretation shall be settled exclusively and finally by arbitration in INTERNATIONAL ARBITRATION ASSOCIATION CHAMBERS, NEW YORK by one or more arbitrators appointed in accordance with the said rules.

      Any award rendered in any such arbitration proceeding shall be final and binding on each of the parties, their respective heirs, executors, administrators, legal representatives, successors and assigns, and judgment may be entered thereon in a Court of competent jurisdiction.

      The arbitrator shall award one hundred percent (100%) of all attorney's fees and costs incurred by the prevailing party in any such arbitration proceeding. All attorney's fees and costs shall be included in any award rendered in such arbitration proceeding by the arbitrator.

      A dispute is any unresolved disagreement between the parties relating to this Agreement. It includes any claim or controversy of any kind which arises out of, or is in any way related to, this Agreement. It also includes statutory, common law and equitable claims. A dispute also includes any disagreement about the meaning of this Agreement and whether a disagreement is a "dispute" subject to binding arbitration as provided for in this Agreement.

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19.   AUTHORITY TO EXECUTE THIS CONTRACT:
      The parties to this contract declare that they have the full authority to execute this document and accordingly to be fully bound by the terms and conditions.

20.   EXECUTION OF THIS CONTRACT:
      Each of the parties to this contract represents that it has full legal authority to execute this contract and that each party is to be bound by the terms and conditions contained in the contract. This contract represents the entire agreement between the parties and any change will be made in writing, executed by both parties.

21.   GOVERNING LAW:
      This contract shall be governed and interpreted in accordance with the UNITED NATIONS CONVENTION for the sale of goods (U.N Convention).In the event of inconsistency between this contract and the provisions of the U.N. Convention, this contract shall have priority for the purpose of
      Article 39 pf the U.N. Convention. A reasonable period shall deemed to be 5 days. This contract shall further be construed in accordance with the courts of the European union, which shall apply to ICC rules and regulations.

22.   LANGUAGE USED:
      The English Language will be used. Grammatical mistakes, typing errors ( if any) shall not be regarded as contradictions.

23.   ASSIGNMENT:
      1. Any of the sides is allowed to assign the contract or payment instrument in order to secure the performance of its obligations.
      2. Any assignee or legal successor to either party shall assume all obligations and benefits of the contract
      3. Assignment is permitted under mandate issued & agreed jointly by both the Seller & Buyer.

24.   NON-CIRCUMVENTION AND NON-DISCLOSURE:
      i. The parties agree to abide by the customary international rules of non-circumvention and non-disclosure for a period of ten (10) years from the date of this Agreement. Neither the parties nor any entity with which they are affiliated or entitled to receive compensation, will, in any manner, without the express written permission of the other party who made available the source(s), disclose the source(s) to anyone. Further, the parties agree not to circumvent, by-pass, or obviate the other party or parties in any dealing, present or future, with any persons or entities introduced by a party to this Agreement. In the event any profit is generated from any such prescribed contact, the offending party hereby agrees that the aggrieved parties are entitled to the full profit participation as set forth by the terms of this Agreement.
      ii. The parties agree to maintain complete confidentiality regarding each other's affiliates, clients, business sources, contacts and sources, and will not disclose to third persons, the identity or, contacts, contracts or agreement, except as may be required by applicable statute, regulation or process of law.
      iii. The parties hereto covenant, one with the other, that the text of this Agreement will be maintained as confidential between the parties hereto and agree that the text will not be exhibited or demonstrated to any third-party, save and except to their respective Corporate Officers, and to those who, of necessity, must be aware of the terms and conditions hereof in order to cause orderly preparation and performance of the functions representative of the parties roles as defined in these presents.

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      iv.   It is further  expressly  agreed and understood by the parties,  and their respective representatives, that they shall, to the best of their ability, ensure and be responsible for, strict confidentiality on the part of their employees, relatives, assigns, associates and attorneys with respect to this Agreement.
      v. The parties agree that failure to maintain confidentiality will be construed as a material breach of this Agreement. Any violation of
            the   Non-Disclosure  and   Non-Circumvention   provisions  of  this
            Agreement shall survive the termination of this Agreement and/or Contracts arising from this Agreement for a period of ten (10) years from the said termination date, and the same will be deemed to be a breach of this Agreement by such defaulting party and will make the Party in violation liable to punitive and compensatory damages actions in any court of competent jurisdiction.


25.   CONTRACT TERM
      18 Months and Fifteen (15) days. Includes the first thirty to forty five days where the shipment is being prepared. This contract is extendable by another 6 months subject to reviewing the price.

26.   BINDING UPON SUCCESSORS
      This Agreement shall inure to the benefit and be binding upon the parties, their respective heirs, executors, administrators, legal representatives, successors and assigns, shall extend to their controlled corporations, partnerships, trusts, proprietorships, affiliates, agents, trustees, or executives until termination of this Agreement.


27.   ENTIRE AGREEMENT
      Except as otherwise provided herein, this Agreement constitute the entire Agreement between the parties, and all prior negotiations, representations, or Agreements between the parties, whether oral or written, are merged into this Agreement. This Agreement may only be amended, supplemented, or changed and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by all parties hereto.

28.   LEGAL OPINION
      The parties hereto acknowledge that each has had adequate time and opportunity to consult with a counsel of their own choosing, prior to the execution of these presents, and having had such advice as deemed necessary, or lack thereof by voluntary election, each has executed this Agreement freely, and under no compulsion or coercion.

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29.   COUNTERPARTS
      This Agreement may be executed in one or more counterparts by hard copy signatures and/or signature on facsimile copies or by E-Mail, each of which shall be deemed an original, and said counterparts shall together constitute but one and the same Agreement, binding upon the parties, notwithstanding that the parties are not signatory to the original or the same counterparts. Legible, machine-receipted facsimile copies of signed documents / documents exchanged by E-Mail shall be valid and accepted as original in the absence of demonstrated forgery. All documents concerning this Contract, transferred electronically, if only their receipt is confirmed by the receiving Party, shall be considered as having the equal legal force with the originals of these documents.


30.   TERMS AND DEFINITIONS
      ALTERNATE CORPORATE BANK ACCOUNTS - Due to the different banking regulations and practices around the world, banking instruments are accepted by some banks in some countries and not accepted in others. Depending on the financial instrument finally issued by the buyer to the seller, it may be necessary for the seller to use a bank other than that initially designated by the seller to facilitate the transaction.

      CIF - COST, INSURANCE AND FREIGHT - The delivery of goods and insurance coverage to the named port of discharge at the sellers expense. Buyer is responsible for the import customs and clearance and other costs and risks.

      CONFIRMED LETTER OF CREDIT - Letter Of Credit where a confirming bank, usually located in the exporters country, has guaranteed payment under the letter of credit assuming that all terms and conditions of the letter of credit have been met. With a confirmed letter of credit, payment risk is assumed by the confirmed bank as well as the issuing bank, thereby providing more protection for the exporter.

      CONFIRMING BANK - The bank at which, at the request of the issuing bank, adds it's confirmation to the letter of credit. In d0ing so, the confirming bank undertakes to make payment to the exporter upon presentation of documents under the letter of credit assuming all terms and conditions of the letter of credit have been met.

      ICC (INTERNATIONAL CHAMBER OF COMMERCE)

      INCOTERMS 2000 - INCOTERMS are standard trade definitions most commonly used in sales contracts.

      NON-USA SANCTIONED PORT - Ports and countries that the United Sates Government has not placed trade restrictions against for US Citizens and companies. A list of the countries the US Government has placed trade restrictions on is found at the following website: http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html.
      -------------------------------------------------------------

      "WEATHER WORKING DAY (WWD) OR "WEATHER WORKING DAY OF 24HOURS" OR "WEATHER WORKING DAY OF 24 CONSECUTIVE HOURS" - Shall mean a working day of 24 consecutive hours except for anytime when the weather prevents the loading or discharging of the vessel or would have prevented it had work been in progress.

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SHENGKUI/KIWA
--------------------------------------------------------------------------------

31.   CONCLUSION
      WHEREAS: The Seller and the Buyer both irrevocably agree and confirm under penalty of perjury to strictly adhere to this CONTRACT NUMBER:
      SELLER/KIWA0085/06/2006/UREA entered into on JULY XX, 2006 under the terms and conditions outlined and it is thus enforceable now on forth.

33.   ADDENDA
      The buyer and seller agree that the following addenda are an integral part of this contract. It's verbiage and contents in it's entirety are fully valid and therefore enforceable. In it's final version the addenda agreed and included are as follows:

      Addendum A: Banking Information
      Addendum B: Conditions of Payment
      Addendum C: Procedure

FOR AND ON BEHALF OF THE SELLER                FOR AND ON BEHALF OF THE BUYER:

WEI LI                                         HELEN NIU


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SHENGKUI/KIWA
--------------------------------------------------------------------------------

                                   ADDENDUM A

BANKING AND OTHER RELAVENT  INFORMATION
BUYER'S BANK & SELLER'S BANK WILL COMMUNICATE WITH EACH OTHER BY SWIFT (SOCIETY WORLDWIDE FOR INTERBANK FINANCIAL TRANSACTIONS) ONLY.

SELLER'S DETAILS:
Name                       : China Hua Yang Roneo Corporation
Contact Person             : Helen Niu
Registered Address         :

ALL ADMIN AND FINANCIAL ENQUIRIES :
-----------------------------------
Tel No                     :86-10-65263759
Fax No                     :86-10-65271005

LC RECIPIENT BANKING DETAILS

SELLER'S BANK INFORMATION:

Name: BANK OF MONTREAL BEIJING BRANCH

Full Address: No. 1502, Tower E1, Oriental Plaza,
              1 East Changan Ave., Beijing, China,100738

Beneficiary Name: China Hua Yang RONEO Corporation

SWIFT No.: BOFMCNBJ

Officer: MS. LI QING

Confirming Prime Bank:  CALYON BANK - BEIJING

Country:   China

BUYER'S DETAILS:
Name                       : PRIORITY INTERNAUT SERVICE
Contact Person             : Dom M. Balisalisa
Registered Address         : 1115 W. Alhambra Road, Alhambra  CA  91801  USA


ALL ADMIN AND FINANCIAL ENQUIRIES :
-----------------------------------
Name                       : Mr. BG Gonzalez
Tel No/FAX No              : (63) 919-779-9152; (63) 2 842-4523

BUYER'S BANK AND PERFORMANCE BOND RECEPIENT DETAILS :

Bank Name                  : CALYON-MANILA
Bank Address               : 14/F, Pacific Star Bldg., Makati, Philippines
                             (63)2 817-1616  Fax: (63)2 817-7145

Account Name               : GAMMARUS, LTD.
Account Number             : xxxx
Swift Code                 : CRLYPHMMXX
Bank Officer               : MRS. LEN PELAYO-GONZALES

--------------------------------------------------------------------------------

SHENGKUI/KIWA
--------------------------------------------------------------------------------

                                  ADDENDUM "B"

                              CONDITIONS OF PAYMENT

Pursuant    to   Clause   11   (Payment    Terms   )   of    CONTRACT    NUMBER:
SELLER/XXXXXX/06/2006/UREA DATED JUN. 30, 2006 signed between XXXXXXXXXXXX and M/S XXXX (referred in this contract as buyer and seller respectively) the following has been irrevocably have agreed between the aforementioned parties:


The Documentary Letter of Credit shall have the following characteristics :

      Issuing Bank AA and above by S & P rating.
      Terms Auto-revolving, Irrevocable, Transferable, and confirmed. Value FOUR MILLION TWO HUNDRED FIFTY THOUSAND USD (US$4,250,000.00)



Issuing of the Letter of Credit, and transfer of any information between banks involved shall be carried out by SWIFT/TELEX only. All Bank instruments will be issued by banks with AA and above certification from Standard & Poors.

                                  ADDENDUM "C"

PROCEDURE TO BE FOLLOWED FOR THIS TRANSACTION:

      1. The Seller, After Discussing And Finalizing All Amendments With The Buyer On Phone Or Via Fax Or E-Mail, Amends Where Necessary The Contract, And Signs, Seals And Issues To The Buyer A Final Copy Of The Contract For Its Completion. THE BUYER WILL SIGN AND SEAL AND RETURN THE FINAL CONTRACT DIRECT TO THE SELLER BY EMAIL / FAX.

      2. THE EDT CONTRACT VERSION IS FULLY ENFORCEABLE AND WILL BE USED TO EXPEDITE PROVISIONS OF THE CONTRACT WHEREVER APPLICABLE. Four hard copies of the contract will be couriered to the buyer, whereupon the buyer will sign, notarize and courier two originals back to the seller and retain two original copies.

      3. Within Five (5) Banking Days After The Final Contract Signature, Buyer's Bank will issue a Non-operative Documentary Letter Of Credit;

      4.    Within  Five  (5)  Banking  Days,  Seller,   upon  approval  of  the
            Non-operative DLC, will issue Proof Of Product and Performance Bond.

      5. Buyer representatives visit various port/s of loading as applicable at his cost.

      6. Delivery And Shipment Shall Commence After The Fulfillment Of The Procedure, Stated Above, As Per The Terms And Conditions Of This Contract.

In witness thereof, the undersigned authorized representatives of the Parties duly execute and make effective this ADDENDUM D to the CONTRACT NUMBER:
SELLER/XXXXXX/06/2006/UREA DATED JUN, 2006, with the intent to be legally bound, on the day first above written.

ON BEHALF OF THE SELLER:                       ON BEHALF OF THE BUYER:
CHINA HUA YANG RONEO CORPORATION               PRIORITY INTERNAUT SERVICE